Exhibit 10.2

MOTOROLA MOBILITY HOLDINGS, INC.

2011 INCENTIVE COMPENSATION PLAN

ARTICLE 1.	PURPOSES OF THE PLAN

The purposes of the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business by linking the personal interests of the Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the success of the Company is largely dependent.

ARTICLE 2.	DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Affiliate” means a Subsidiary, Parent, or any corporation or other entity (including, but not limited to, a partnership or joint venture) that is controlled by, under common control with, or related to the Company.

2.2 “Affiliated Company” means any entity which controls, is controlled by or is under common control with the Company.

2.3 “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, a Restricted Stock Unit, a Performance-Based Award or Other Share-Based Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company

Voting Securities”); provided, however, that, for purposes of this Section 2.5(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Sections 2.5(c)(i), 2.5(c)(ii) or 2.5(c)(iii) hereof;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the committee of the Board appointed or described in Article 13 to administer the Plan.

2.9 “Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 12.

2.10 “Company” means Motorola Mobility Holdings Inc., a Delaware corporation.

2.11 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Affiliate; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.12 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Director” means a member of the Board, or as applicable, a member of the board of directors of an Affiliate.

2.14 “Disability” means that the Participant would qualify to receive long-term disability payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides service does not have a long-term disability policy or plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment, as determined by a physician acceptable to the Committee, for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Anything to the contrary in the foregoing notwithstanding, for purposes of Incentive Stock Options, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

2.15 “Dividend Equivalent Right” means a right granted to a Participant pursuant to Section 9.1(a) hereof to receive the equivalent value (in cash or Shares) of dividends paid on the Shares.

2.16 “Effective Date” shall have the meaning set forth in Section 14.1 hereof.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.18 “Employee” means a full time or part time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as leased from or otherwise employed by a third party or independent contractors, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. Subject to Section 409A of the Code, a Participant shall not cease to be an Employee in the case of (a) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Affiliate’s policy or in the case where the Participant is on a leave of absence but his or her employment or service cannot be terminated pursuant to applicable law or (b) transfers between locations of the Company or between the Company and/or any Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

2.19 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

2.20 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.21 “Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under an Option or Other Share-Based Award, if applicable, or with respect to which the amount of any payment pursuant to a Stock Appreciation Right or Other Share-Based Award, if applicable, is determined.

2.22 “Fair Market Value” means, with respect to the Shares, as of any date, (a) the closing per-share sales price of the Shares (i) as reported by NYSE on the stock exchange composite tape for securities traded on such exchange for such date or (ii) if the Shares are no longer listed on NYSE, but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (i) and (ii), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (b) in the event there shall be no public market for the Shares on such date, the Fair Market Value of the Shares as determined in good faith by the Committee, and to the extent appropriate, based upon the reasonable application of a reasonable valuation method.

2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.24 “Legacy Plan” means the Motorola Mobility Holdings, Inc. Legacy Incentive Plan, as it may be amended from time to time.

2.25 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.26 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.27 “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified Exercise Price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.28 “Other Share-Based Award” shall mean an Award granted pursuant to Article 9.

2.29 “Parent” means any “parent corporation” of the Company as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder.

2.30 “Participant” means any Eligible Individual who has been granted an Award pursuant to the Plan.

2.31 “Performance-Based Award” means an Award granted pursuant to Article 10.

2.32 “Performance Bonus Award” has the meaning set forth in Section 10.5 hereof.

2.33 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings or net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on equity or stockholders’ equity, return on capital, stockholder returns, return on sales, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per Share, market share, cost; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; profit before taxes; net profit; economic profit, sales growth, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business;

(viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.34 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual. As further set forth in Section 2.33(b) hereof, the Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.35 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.36 “Plan” means this Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan, as it may be amended from time to time.

2.37 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38 “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.

2.39 “Restricted Stock Unit” means an Award granted pursuant to Article 8 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.40 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.41 “Share” means a share of Common Stock.

2.42 “Share Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase or acquire Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 9.1(b) hereof.

2.43 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the fair market value of a specified number of Shares on the date the SAR is exercised over the Exercise Price as set forth in the applicable Award Agreement.

2.44 “Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder.

ARTICLE 3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article 12, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 68,000,000 Shares (a) less any Shares required to be distributed pursuant to the terms of the Legacy Plan and (b) plus any Shares subject to an award under the Legacy Plan that are not issued and delivered to a participant for any reason including, without limitation, (i) Shares subject to an award that terminates, expires, lapses for any reason, or is settled in cash, (ii) Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, and (iii) Shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right, provided, however, that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 68,000,000 Shares.

Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Thus, to the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation (including any shifting of employer tax liability to the Participant) pursuant to any Award shall also again be available for the grant of an Award pursuant to the Plan. In addition, Shares that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR (including a SAR settled in Shares which the Committee, in its discretion, may substitute for an outstanding Option) shall not be counted against the maximum number of Shares available for issuance pursuant to this Section 3.1 and shall instead be returned to the Plan. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law or any exchange rule, in the event that a company acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 6,000,000 Shares with respect to Awards other than Full Value Awards (e.g., Options and SARs) or 1,500,000 Full Value Awards (e.g., Restricted Stock and Restricted Stock Units) and the maximum amount that may be paid in cash during any calendar year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000. As used herein, “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum of the Fair Market Value of the Shares, as determined as of the date of grant. To the extent required by Section 162(m) of the Code or the Department of Treasury regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

ARTICLE 4.	ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Subject to the provisions of the Plan, each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof or otherwise require stockholder approval; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.	STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The Exercise Price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per Share Exercise Price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the Exercise Price of an Option and applicable withholding taxes (as further set forth in Section 16.3 hereof) may be paid and the form of payment, as shall be set forth in the Participant’s Award Agreement, including, without limitation: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require

(including withholding of Shares otherwise deliverable upon exercise of the Award) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code), (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale of Shares to the Company in satisfaction of the Exercise Price and applicable withholding taxes; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash other form of payment approved by the Committee. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Parent or Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten-Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at an exercise price that is not less than 110% of Fair Market Value of a Share on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 6.	RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

6.2 Purchase Price. At the time of the grant of an award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the award of Restricted Stock shall be paid either: (i) in cash or cash equivalent at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3 Issuance, Vesting and Restrictions. Restricted Stock may or may not be subject to vesting, and shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). The vesting, if any, and any restrictions may occur or lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The Exercise Price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the per Share Exercise Price for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

7.2 Payment and Limitations on Exercise.

(a) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the fair market value of the Shares on the date the SAR is exercised over (B) the Exercise Price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, less applicable withholding taxes (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

(b) Payment of the amounts determined under Section 7.2(a) hereof shall be in cash, in Shares (based on the fair market value of the Shares as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

ARTICLE 8.	RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. The Committee is authorized to award Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

8.2 Vesting Conditions. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions.

8.3 Form and Time of Settlement. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date, or it may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, subject to satisfaction of applicable withholding taxes (as further set forth in Section 16.3 hereof), the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the fair market value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case less applicable withholding taxes (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 12 hereof.

8.4 General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 9.	OTHER SHARE-BASED AWARDS

9.1 Grants of Other Share-Based Awards. The Committee is authorized under the Plan to make Awards (other than Options, awards of Restricted Stock, SARs and Restricted Stock Units) to an Eligible Individual subject to the terms and conditions set forth in this Article 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that by their terms involves or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. These Awards may include, among other forms, Dividend Equivalent Rights and Share Payments. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

(a) Dividend Equivalent Rights. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that to the extent Shares subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalent Rights relating to such shares shall be subject to the same performance-based vesting conditions.

(b) Share Payments. Any Eligible Individual selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of Shares shall be determined by the Committee and may be based upon Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter. Any Award of Share Payments shall be made in compliance with Section 409A of the Code, if applicable.

9.2 Term. Except as otherwise provided herein, the term of any Other Share-Based Award granted pursuant to this Article 9 shall be set by the Committee in its discretion.

9.3 Exercise Price. The Committee may establish the Exercise Price, if any, of any Other Share-Based Award granted pursuant to this Article 9; provided, however, that such Exercise Price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable law.

9.4 Form of Payment. Payments with respect to any Awards granted under this Article 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

ARTICLE 10.	PERFORMANCE-BASED AWARDS FOR COVERED EMPLOYEES

10.1 Purpose. The purpose of this Article 10 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6, 8, 9 or Section 10.5 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Articles 6, 8, 9 or Section 10.5 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10.

10.2 Applicability. This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a

Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

10.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6, 8 or 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

10.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.5 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

ARTICLE 11.	PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, and any Restricted Stock Unit that becomes payable after the Participant’s death shall be distributed to the recipient’s estate. The Committee may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

11.4 Stock Certificates; Book Entry Procedures. Notwithstanding anything herein to the contrary and as is further set forth in Section 16.12 hereof, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12.	CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) Non-Equity Restructuring Capitalization Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the number and kind of shares (or other securities or property) subject to outstanding Awards; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the Exercise Price per Share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) Corporate Transactions. In the event of any transaction or event described in Section 12.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in Section 12.1(a) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding

Restricted Stock and/or in the terms and conditions of (including the Exercise Price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement, and in any event in compliance with Section 409A of the Code; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) Equity Restructuring Capitalization Adjustments. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the Exercise Price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Affiliates.

(d) Corporate Authority. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Acceleration in Connection with a Change in Control. Notwithstanding Section 12.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable and, in connection with such

Change in Control, all such Awards shall terminate and cease to be outstanding; provided, however, that any amount that becomes payable in connection with the vesting acceleration contemplated under this Section 12.2 of an Award that is subject to Section 409A of the Code shall be paid within 60 days (or within such other period specified in an Award Agreement) of a “change in control event” within the meaning of Section 409A of the Code. In addition, where Awards are converted, assumed, or replaced after a Change of Control, the Committee may provide that the one or more Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable, upon the termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restrictions upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Affiliates.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or Exercise Price of any Award.

ARTICLE 13.	ADMINISTRATION

13.1 Committee. Unless otherwise determined by the Board, the Plan shall be administered by the Committee which shall consist solely of two or more members of the Board each of whom is an “independent director” under the NYSE rules (or other principal securities market on which Shares are traded); provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, a committee consisting solely of two or more Directors of the Company who each are an “outside director,” within the meaning of Section 162(m) of the Code, and (iii) with respect to any decision relating to a Director or officer of the Company subject to Section 16(a) of the Exchange Act, a committee consisting solely of two or more Non-Employee Directors as defined under Rule 16b-3 under the Exchange Act; and provided further that, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, or a committee of the Board designated by the Board, shall conduct the general administration of the Plan with respect to all Awards granted to members of the Board who are not Employees and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.4 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

13.2 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation or if any such acceleration would result in a violation of Section 409A of the Code;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations including adopting subplans to the Plan for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.3 hereof) as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.3 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.4 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards to Participants; provided that the Committee shall have the sole authority with respect to Awards granted to or held by (a) Participants who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.4 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14.	EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan is effective as of the date that all outstanding Shares are distributed to holders of shares of Motorola, Inc.’s common stock (the “Effective Date”).

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.	AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. At any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), or (ii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share Exercise Price of the shares subject to such Option or SAR below the per share Exercise Price as of the date the Option or SAR is granted or cancel the outstanding Options or SARs in exchange for cash and, except as permitted by Article 12, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share Exercise Price.

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.14 hereof and except as may be provided in an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant;

provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option or that may have an equivalent impact on an Award intended to qualify for tax-favorable treatment under applicable non-U.S. law shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 16.	GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including to the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

16.3 Withholding. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Participant’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Participant with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or an Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes, including but not limited to selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. The Committee may in its discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of the tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of this Plan.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payment, long-term service award, pension, retirement, savings, profit sharing, group insurance, welfare, employee stock purchase or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States including the regulations of any stock exchange on which the Company’s securities may then be listed, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

16.14 Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. It is intended that the Plan and Awards will be exempt from or will comply with Section 409A of the Code and the Treasury Regulations, and the Plan and Award Agreements shall be interpreted, operated and administered in a manner consistent with these intentions. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

16.15 No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 16.14 hereof, notwithstanding, and the Company will have not liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.